Exhibit 99.1

First excerpt from preliminary prospectus supplement:

Recent Developments

Recent Acquisitions

On July 1, 2015, we acquired the 70-unit/115 bed Bristol Court Assisted Living memory care facility located in St. Petersburg, Florida for approximately $8.5 million (the “Bristol Court Acquisition”). In connection with the Bristol Court Acquisition, we entered into a Master Lease with Better Senior Living Consulting, LLC (“BSLC”), which assumed operations of the facility effective as of July 1, 2015. The Master Lease with BSLC carries an initial term of 15 years with two five-year renewal options and CPI-based rent escalators. We anticipate the facility will generate initial annual lease revenue to us of $0.7 million, representing an initial cash yield of approximately 8.5%.

On July 1, 2015, we acquired the Shamrock Nursing and Rehabilitation Center, a 105-bed SNF located in Dublin, Georgia, for approximately $8.3 million (the “Shamrock Acquisition” and together with the Bristol Court Acquisition, the “Recent Acquisitions”). In connection with the Shamrock Acquisition, we entered into a Master Lease with Trillium Healthcare Group, LLC (“Trillium”), which assumed operations of the SNF effective as of July 1, 2015. The Master Lease with Trillium carries an initial term of 15 years with two five-year renewal options and CPI-based rent escalators. We anticipate the facility will generate initial annual lease revenue to us of $0.8 million, representing an initial cash yield of approximately 9.6%.

Liberty Nursing Centers Portfolio

On May 13, 2015, we entered into a purchase and sale agreement with affiliates of Liberty Nursing Centers (“Liberty”) to acquire a 14-facility skilled nursing and assisted living portfolio (the “Liberty Portfolio”), currently owned and operated by Liberty, for approximately $175 million, exclusive of estimated transaction costs of approximately $3.4 million (the “Liberty Acquisition”). The facilities are located throughout Ohio and collectively include 1,102 SNF beds, 100 ALF units and 56 ILF units available for occupancy. The Liberty Portfolio had an occupancy rate of 82.1% as of May 31, 2015 and a lease coverage ratio of 1.30x based on EBITDAR. We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Liberty Acquisition and to pay related fees and expenses. We intend to use cash on hand and borrowings under our New Credit Facility (as defined below) to fund the remaining portion of the purchase price of the Liberty Acquisition. See “Use of Proceeds.” Completion of the Liberty Acquisition is subject to customary closing conditions, and is expected to close at the beginning of the fourth quarter of 2015.

The following table displays the property type and the related number of operational beds and units available for occupancy of the facilities expected to be acquired as part of the Liberty Portfolio:

Location	Property Type	Total Beds/Units	SNF Beds	ALF Units	ILF Units
Beavercreek, Ohio	SNF	90	90	—	—
Bellbrook, Ohio	SNF	45	45	—	—
Cincinnati, Ohio	SNF	65	65	—	—
Cincinnati, Ohio	SNF	100	100	—	—
Cincinnati, Ohio	SNF	100	100	—	—
Dayton, Ohio	Skilled Nursing Campus	196	115	54	27
Englewood, Ohio	SNF	125	125	—	—
Jamestown, Ohio	SNF	43	43	—	—
Middletown, Ohio	Skilled Nursing Campus	103	58	16	29
Oxford, Ohio	SNF	55	55	—	—
Portsmouth, Ohio	SNF	92	92	—	—
Toledo, Ohio	SNF	105	105	—	—
Willard, Ohio	Skilled Nursing Campus	89	59	30	—
Xenia, Ohio	SNF	50	50	—	—

Total		1,258	1,102	100	56

In connection with the Liberty Acquisition, we have entered into a Master Lease with Pristine Senior Living, LLC (“Pristine”), which is expected to assume operations of the 14 facilities effective as of October 1, 2015. The Master Lease with Pristine carries an initial term of 15 years with two five-year renewal options and CPI-based rent escalators. In connection with the Liberty Acquisition, the seller has also agreed to transfer two additional SNFs located in Fremont, Ohio and Mansfield, Ohio to Pristine, both of which are leased from unrelated third parties. We anticipate the Liberty Portfolio will generate initial annual lease revenue to us of $17.2 million, representing an initial cash yield of approximately 9.6% after including estimated transaction costs of approximately $3.4 million.

Refinancing Transaction

On August 5, 2015, we entered into a credit and guaranty agreement (the “Credit Agreement”), which governs our new unsecured revolving credit facility (the “New Credit Facility”), with the Operating Partnership, as borrower, several banks and other financial institutions and lenders (the “Lenders”) and KeyBank National Association, in its capacity as administrative agent for the Lenders, as an issuing bank and swingline lender. The Credit Agreement provides for a borrowing capacity of up to $300.0 million and includes an accordion feature that allows the Operating Partnership to increase the borrowing availability by up to an additional $200.0 million, subject to terms and conditions. The Credit Agreement has a maturity date of August 5, 2019, and includes an option to extend for up to two periods of six months each. The obligations of the Operating Partnership under the Credit Agreement are guaranteed by CareTrust REIT, Inc. and certain of its subsidiaries. In connection with our entry into the New Credit Facility, we used borrowings thereunder of approximately $25.0 million and cash on hand to repay $35.0 million of indebtedness under our senior secured revolving credit facility (the “Existing Credit Facility”).

Second excerpt from preliminary prospectus supplement:

Summary Historical and Pro Forma Financial Data

The following table sets forth summary financial data for CareTrust on a historical basis for the periods presented, as well as on a pro forma basis for the year ended December 31, 2014 and the six months ended June 30, 2015. Prior to the Spin-Off, we did not operate our business separately from Ensign. We use the term “Ensign Properties” to mean the carve-out business of the entities that owned the SNFs, ALFs and ILFs that we now own following the Spin-Off, and the operations of the three ILFs that we operate following the Spin-Off. Ensign Properties is the predecessor of CareTrust.

The summary historical financial data as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013 and 2012 has been derived from CareTrust’s audited consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus supplement. The summary historical financial data as of the year ended December 31, 2012 has been derived from Ensign Properties’ audited combined financial statements not included or incorporated by reference in this prospectus supplement. The summary historical financial data as of June 30, 2015 and for the six months ended June 30, 2015 and 2014 has been derived from CareTrust’s unaudited condensed consolidated and combined financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2015, which is incorporated by reference into this prospectus supplement. The summary historical financial data as of June 30, 2014 has been derived from Ensign Properties’ unaudited condensed combined financial statements not included or incorporated by reference in this prospectus supplement. Our management believes the assumptions underlying Ensign Properties’ combined financial statements and accompanying notes are reasonable. However, such combined financial statements may not necessarily reflect our financial condition and results of operations in the future, or what they would have been had we been a separate, stand-alone company during the periods presented. The results for any interim period are not necessarily indicative of the results of operations to be expected for a full fiscal year. The unaudited condensed consolidated and combined financial statements reflect, in the opinion of management, all adjustments necessary for the fair presentation of the financial condition and results of operations for such periods.

The unaudited pro forma consolidated and combined financial data for the year ended December 31, 2014 has been derived from the pro forma consolidated and combined income statement included in this prospectus supplement. This pro forma data gives effect to the (w) Transactions, including: (1) the full amount of rental income that would have been payable pursuant to the Ensign Master Leases (had they been in effect for the entire period); (2) the distribution of 22,435,938 shares of CareTrust common stock by Ensign to Ensign stockholders in the Spin-Off; (3) the offering of $260.0 million aggregate principal amount of the Notes; (4) the transfer to Ensign of approximately $220.8 million of proceeds from the issuance of the Notes in order for Ensign to repay certain indebtedness, pay trade payables and, subject to the approval of Ensign’s board of directors, pay up to eight regular quarterly dividends; (5) the incurrence of an additional $50.7 million of secured mortgage indebtedness, and the anticipated interest expense related thereto; and (6) the elimination of income tax provisions in conjunction with the election of REIT status, (x) the Recent Acquisitions, (y) our entry into the New Credit Facility and the use of borrowings thereunder of approximately $25.0 million and cash on hand to repay $35.0 million of indebtedness outstanding under our Existing Credit Facility (the “Refinancing Transaction”) and (z) the Liberty Acquisition and this offering and the use of net proceeds therefrom (based upon the last sale price of our common stock of $12.31 per share on August 7, 2015) to fund a portion of the purchase price of the Liberty Acquisition and to pay related fees and expenses. We intend to use cash on hand and borrowings under our New Credit Facility to fund the remaining portion of the purchase price of the Liberty Acquisition. The unaudited pro forma consolidated and combined financial data for the six months ended June 30, 2015 has been derived from the pro forma consolidated financial data included in this prospectus supplement. This pro forma data gives effect to (x) the Recent Acquisitions, (y) the Refinancing Transaction and (z) the Liberty Acquisition and this offering and the use of net proceeds therefrom (based upon the last sale price of our common stock of $12.31 per share on August 7, 2015).

The unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2014 and six months ended June 30, 2015 assumes the Transactions, the Recent Acquisitions, the Refinancing Transaction, the Liberty Acquisition and this offering and the use of net proceeds therefrom occurred on January 1, 2014. The unaudited pro forma consolidated balance sheet as of June 30, 2015 assumes the Recent Acquisitions, the Refinancing Transaction, the Liberty Acquisition and this offering and the use of net proceeds therefrom occurred on June 30, 2015. The pro forma financial data is not necessarily indicative of what our actual financial condition and results of operations would have been as of the date and for the periods indicated if we had been a separate, stand-alone company during the periods presented, nor does it purport to represent our future financial condition or results of operations.

The unaudited pro forma consolidated and combined financial data assumes that 100% of taxable income has been distributed and that all relevant REIT qualifying tests, as dictated by the Internal Revenue Code of 1986, as amended (the “Code”), and the Internal Revenue Service rules and interpretations, were met for the entire year.

The unaudited pro forma consolidated and combined financial data was prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma consolidated and combined statement of operations contained in the section entitled “Unaudited Pro Forma Consolidated and Combined Financial Statements.” The unaudited pro forma consolidated and combined financial data is presented for illustrative purposes only and does not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the Transactions, the Recent Acquisitions, the Refinancing Transaction, the Liberty Acquisition and this offering and the use of net proceeds therefrom been completed on January 1, 2014. The unaudited pro forma consolidated and combined financial data also does not give effect to any anticipated synergies, operating efficiencies or cost savings that may result from the Transactions, the Recent Acquisitions, the Refinancing Transaction, the Liberty Acquisition or this offering and use of net proceeds therefrom which generally would be reflected in general and administrative expenses.

The following should be read in conjunction with CareTrust’s audited consolidated and combined financial statements and accompanying notes, CareTrust’s unaudited condensed consolidated and combined financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2015 and CareTrust’s unaudited pro forma consolidated and combined income statement and accompanying notes in the section entitled “Unaudited Pro Forma Consolidated and Combined Financial Statements.”

	As of or For the Year Ended December 31,				As of or For the Six Months Ended June 30,
	Pro Forma 2014	2014	2013	2012	Pro Forma 2015	2015	2014
	(in thousands, except per share data)
Income statement data:
Total revenues	$82,384	$58,897	$48,796	$42,063	$43,692	$34,334	$26,936
Income (loss) before provision for income taxes	7,308	(8,143)	(272)	232	10,565	4,304	(10,687)
Net income (loss)	7,308	(8,143)	(395)	110	10,565	4,304	(10,740)
Earnings (loss) per common share:
Basic	0.20	(0.36)	(0.02)	0.00	0.23	0.13	(0.48)
Diluted	0.20	(0.36)	(0.02)	0.00	0.23	0.13	(0.48)
Weighted-average number of common shares:
Basic	36,988	22,788	22,228	22,228	45,468	31,268	22,230
Diluted	36,988	22,788	22,228	22,436	45,468	31,268	22,230
Balance sheet data:
Total assets		$482,572	$430,466	$398,978	$679,601	$511,176	$513,352
Total liabilities		369,110	267,777	214,430	406,190	402,890	365,694
Total equity		113,462	162,689	184,548	273,411	108,286	147,658
Other financial data:
Dividends declared per common share	$6.01	$6.01	$—	$—	$0.32	$0.32	$—
FFO(1)	33,700	14,853	23,023	21,213	24,476	15,565	1,529
FAD(1)	35,252	16,559	23,740	21,933	26,238	17,327	2,046

(1)	We believe that net income, as defined by U.S. generally accepted accounting principles (“GAAP”), is the most appropriate earnings measure. We also believe that Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. FFO is defined as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. FAD is defined as FFO excluding non-cash expenses, such as stock-based compensation expense, amortization of deferred financing costs and the effects of straight-line rent. We believe that the use of FFO and FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. We consider FFO and FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD, by excluding non-cash expenses such as stock-based compensation expense and amortization of deferred financing costs, FFO and FAD can help investors compare our operating performance between periods and to other REITs. However, our computation of FFO and FAD may not be comparable to FFO and FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than we do. Further, FFO and FAD do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

The following table reconciles our calculations of FFO and FAD to net income, the most directly comparable GAAP financial measure, for the years ended December 31, 2014, 2013 and 2012, for the six months ended June 30, 2015 and 2014, and on a pro forma basis for the year ended December 31, 2014 and six months ended June 30, 2015:

	For the Year Ended December 31,				For the Six Months Ended June 30,
	Pro Forma 2014	2014	2013	2012	Pro Forma 2015	2015	2014
	(in thousands)
Net income (loss)	$7,308	$(8,143)	$(395)	$110	$10,565	$4,304	$(10,740)
Real estate related depreciation and amortization	26,392	22,996	23,418	21,103	13,911	11,261	12,269

FFO	33,700	14,853	23,023	21,213	24,476	15,565	1,529
Amortization of stock-based compensation	—	154	18	15	660	660	—
Amortization of deferred financing costs	1,552	1,552	699	705	1,102	1,102	517

FAD	$35,252	$16,559	$23,740	$21,933	$26,238	$17,327	$2,046

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Components of Our Revenues and Expenses” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2015, each of which are incorporated by reference into this prospectus supplement, for a discussion of our general and administrative expenses and interest expense amounts.

Pro Forma Portfolio Summary

The following table displays the geographic distribution of our facilities by property type and the related number of operational beds and units available for occupancy by asset class as of June 30, 2015 on a pro forma basis, giving effect to the Liberty Acquisition and the Recent Acquisitions.

	Total(1)		SNFs		Skilled Nursing Campuses				ALFs and ILFs(1)
State	Properties	Beds / Units	Facilities	Beds	Campuses	SNF Beds	ALF Units	ILF Units	Facilities	Units
TX	27	3,241	22	2,699	1	123	77	20	4	322
CA	18	1,991	14	1,465	2	158	121	24	2	223
OH	14	1,258	11	870	3	232	100	56	—	—
AZ	10	1,327	7	799	1	162	100	—	2	266
UT	12	1,305	9	907	1	235	37	—	2	126
CO	6	633	4	380	—	—	—	—	2	253
ID	9	567	5	408	1	45	24	—	3	90
WA	8	754	7	652	—	—	—	—	1	102
NV	3	304	1	92	—	—	—	—	2	212
NE	5	366	3	220	2	105	41	—	—	—
IA	5	356	3	185	2	109	62	—	—	—
FL	1	70	—	—	—	—	—	—	1	70
GA	1	105	1	105	—	—	—	—	—	—
MN	1	28	—	—	—	—	—	—	1	28
VA	1	39	—	—	—	—	—	—	1	39

Total	121	12,344	87	8,782	13	1,169	562	100	21	1,731

(1)	ALFs and ILFs include ALFs or ILFs, or a combination of the two, operated by our tenants and three ILFs operated by us.

Third excerpt from preliminary prospectus supplement:

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated and combined financial statements present (x) our unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2014, which has been derived from and should be read in conjunction with our audited consolidated and combined historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 and (y) our unaudited pro forma consolidated and combined statement of operations for the six months ended June 30, 2015 and balance sheet as of June 30, 2015, which have been derived from and should be read in conjunction with our unaudited consolidated and combined historical financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2015, which is incorporated by reference into this prospectus supplement.

On June 1, 2014, Ensign completed the Spin-Off. Ensign stockholders received one share of CareTrust common stock for each share of Ensign common stock held at the close of business on May 22, 2014, the record date for the Spin-Off. The Spin-Off was effective from and after June 1, 2014, with all of the outstanding shares of our common stock distributed to Ensign stockholders on a pro rata basis on June 2, 2014. To govern our relationship with Ensign after the Spin-Off, we entered into, among others: (1) a separation and distribution agreement setting forth the mechanics of the Spin-Off, certain organizational matters and other ongoing obligations of Ensign and CareTrust; (2) the Ensign Master Leases; (3) an agreement pursuant to which Ensign and CareTrust agreed to make certain business opportunities available to each other during the one-year period following the Spin-Off (which has now expired); (4) an agreement relating to tax matters; (5) an agreement pursuant to which Ensign provides certain administrative and support services to CareTrust on a transitional basis (which has now expired); and (6) an agreement relating to employee matters. For more information, see “Certain Relationships and Related Party Transactions” and “Our Relationship with Ensign Following the Spin-Off” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2015 and incorporated by reference herein.

We intend to elect to be taxed and intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2014. In order to comply with certain REIT qualification requirements, on October 17, 2014, our board of directors declared the Special Dividend, which represents the amount of accumulated earnings and profits allocated to CareTrust as a result of the Spin-Off. The Special Dividend was paid on December 10, 2014, to stockholders of record as of October 31, 2014, in a combination of both cash and stock. The cash portion totaled $33.0 million and the stock portion totaled $99.0 million. We issued 8,974,249 shares of common stock in connection with the stock portion of the Special Dividend.

In connection with and prior to the Spin-Off, we entered into several financing transactions. The financing transactions include, among other things, (1) the issuance by the Operating Partnership and CareTrust Capital Corp. of the Notes, (2) the Operating Partnership’s entry into the Credit Facility and (3) the incurrence of approximately $50.7 million of additional secured mortgage indebtedness on ten of our properties. We used a portion of the net proceeds from the offering of the Notes to make a transfer to Ensign in order for Ensign to repay certain indebtedness, pay trade payables and, subject to the approval of Ensign’s board of directors, pay up to eight regular quarterly dividends.

The unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2014 gives effect to (w) the Transactions, including: (1) the full amount of rental income that would have been payable pursuant to the Ensign Master Leases (had they been in effect for the entire period); (2) the distribution of 22,435,938 shares of CareTrust common stock by Ensign to Ensign stockholders in the Spin-Off; (3) the offering of $260.0 million aggregate principal amount of the Notes; (4) the transfer to Ensign of approximately $220.8 million of proceeds from the issuance of the Notes in order for Ensign to repay certain indebtedness, pay trade payables and, subject to the approval of Ensign’s board of directors, pay up to eight regular quarterly dividends; (5) the incurrence of an additional $50.7 million of secured mortgage indebtedness, and the anticipated interest expense related thereto; and (6) the elimination of income tax provisions in conjunction with the election of REIT status, (x) the Recent Acquisitions, (y) the Refinancing Transaction and (z) the Liberty Acquisition and this offering and the use of net proceeds therefrom (based upon the last sale price of our common stock of $12.31 per share on August 7, 2015) to fund a portion of the purchase price of the Liberty Acquisition and to pay related fees and expenses. We intend to use cash on hand and borrowings under our New Credit Facility to fund the remaining portion of the purchase price of the Liberty Acquisition. The unaudited pro forma consolidated and combined financial data for the six months ended June 30, 2015 gives effect to (x) the Recent Acquisitions, (y) the Refinancing Transaction and (z) the Liberty Acquisition and this offering and the use of net proceeds therefrom (based upon the last sale price of our common stock of $12.31 per share on August 7, 2015).

The unaudited pro forma consolidated and combined statement of operations for the year ended December 31, 2014 and six months ended June 30, 2015 assumes the Transactions, the Recent Acquisitions, the Refinancing Transaction, the Liberty Acquisition and this offering and the use of proceeds therefrom occurred on January 1, 2014. The unaudited pro forma consolidated balance sheet as of June 30, 2015 assumes the Recent Acquisitions, the Refinancing Transaction, the Liberty Acquisition and this offering and the use of net proceeds therefrom occurred on June 30, 2015. The pro forma financial data is not necessarily indicative of what our actual financial condition and results of operations would have been as of the date and for the periods indicated if we had been a separate, stand-alone company during the periods presented, nor does it purport to represent our future financial condition or results of operations.

The unaudited pro forma consolidated and combined financial data assumes that 100% of taxable income has been distributed and that all relevant REIT qualifying tests, as dictated by the Code and the Internal Revenue Service rules and interpretations, were met for the entire year.

The unaudited pro forma consolidated and combined financial data was prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma consolidated and combined financial data. The unaudited pro forma consolidated and combined financial data is presented for illustrative purposes only and does not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the Transactions, the Recent Acquisitions, the Refinancing Transaction, the Liberty Acquisition and this offering and the use of net proceeds therefrom been completed on January 1, 2014. The unaudited pro forma consolidated and combined financial data also does not give effect to any anticipated synergies, operating efficiencies or cost savings that may result from the Transactions, the Recent Acquisitions, the Refinancing Transaction, the Liberty Acquisition or this offering and the use of net proceeds therefrom which generally would be reflected in general and administrative expenses.

The actual results reported in periods following the Transactions, the Recent Acquisitions, the Refinancing Transaction, the Liberty Acquisition and this offering and the use of net proceeds therefrom may differ significantly from those reflected in the unaudited pro forma consolidated and combined financial data for a number of reasons, including inaccuracy of the assumptions used to prepare this statement of operations. See “Risk Factors,” “Statement Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated herein by reference and our subsequent filings with the SEC for a discussion of matters that could cause our actual results to differ materially from those contained in the unaudited pro forma consolidated and combined statement of operations.

CARETRUST REIT, INC.

PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Year Ended December 31, 2014
	Historical	Pro Forma Adjustments For			Note	Subtotal	Pro Forma Adjustments For Liberty Acquisition and Offering	Note	Pro Forma
		Transactions	Note	Recent Acquisitions
Rental income	$51,367	$4,772	(1)	$1,515	(4)	$57,654	$17,200	(7)	$74,854
Tenant reimbursement	4,956					4,956			4,956
Independent living facilities	2,519					2,519			2,519
Interest and other income	55					55			55

Total revenue	58,897	4,772		1,515		65,184	17,200		82,384

Expenses:
Depreciation and amortization	23,000	(1,904)	(2)	839	(5)	21,935	4,461	(8)	26,396
Interest expense	21,622	3,746	(3)	584	(6)	25,952	310	(9)	26,262
Loss on extinguishment of debt	4,067					4,067			4,067
Property taxes	4,956					4,956			4,956
Acquisition costs	47					47			47
Independent living facilities	2,243					2,243			2,243
General and administrative	11,105					11,105			11,105

Total expenses	67,040	1,842		1,423		70,305	4,771		75,076

Net (loss) income	$(8,143)	$2,930		$92		$(5,121)	$12,429		$7,308

(Loss) earnings per share:
Basic	$(0.36)					$(0.22)			$0.20

Diluted	$(0.36)					$(0.22)			$0.20

Weighted-average shares outstanding:
Basic	22,788					22,788	14,200	(10)	36,988

Diluted	22,788					22,788	14,200	(10)	36,988

See accompanying notes to unaudited pro forma consolidated and combined statement of operations.

CARETRUST REIT, INC.

PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Six Months Ended June 30, 2015
	Historical	Pro Forma Adjustments For Recent Acquisitions	Note	Subtotal	Pro Forma Adjustments For Liberty Acquisition and Offering	Note	Pro Forma
Rental income	$30,091	$758	(4)	$30,849	$8,600	(7)	$39,449
Tenant reimbursement	2,546			2,546			2,546
Independent living facilities	1,242			1,242			1,242
Interest and other income	455			455			455

Total revenue	34,334	758		35,092	8,600		43,692

Expenses:
Depreciation and amortization	11,278	420	(5)	11,698	2,230	(8)	13,928
Interest expense	11,890	292	(6)	12,182	155	(9)	12,337
Property taxes	2,546			2,546			2,546
Independent living facilities	1,168			1,168			1,168
General and administrative	3,148			3,148			3,148

Total expenses	30,030	712		30,742	2,385		33,127

Net income	$4,304	$46		$4,350	$6,215		$10,565

Earnings (loss) per share:
Basic	$0.13			$0.14			$0.23

Diluted	$0.13			$0.14			$0.23

Weighted-average shares outstanding:
Basic	31,268			31,268	14,200	(10)	45,468

Diluted	31,268			31,268	14,200	(10)	45,468

See accompanying notes to unaudited pro forma consolidated and combined statement of operations.

CARETRUST REIT, INC.

PRO FORMA BALANCE SHEET

(Unaudited)

(in thousands)

	June 30, 2015
	Historical	Pro Forma Adjustments For Recent Acquisitions and Refinancing Transaction	Note	Subtotal	Pro Forma Adjustments For Liberty Acquisition and Offering	Note	Pro Forma
Assets:
Real estate investments, net	$459,515	$16,789	(11)	$476,304	$178,425	(13)	$654,729
Other real estate investments	7,987			7,987			7,987
Cash and cash equivalents	29,904	(26,789)	(11)(12)	3,115			3,115
Accounts receivable	2,036			2,036			2,036
Prepaid expenses and other assets	2,292			2,292			2,292
Deferred financing costs, net	9,442			9,442			9,442

Total assets	$511,176	$(10,000)		$501,176	$178,425		$679,601

Liabilities and Invested Equity:
Senior unsecured notes payable	$260,000			$260,000			$260,000
New Credit Facility	—	$25,000	(11)	25,000	$13,300	(14)	38,300
Mortgage notes payable	96,854			96,854			96,854
Existing Credit Facility	35,000	(35,000)	(12)	—			—
Accounts payable and accrued liabilities	5,946			5,946			5,946
Dividends payable	5,090			5,090			5,090

Total liabilities	402,890	(10,000)		392,890	13,300		406,190

Commitments and contingencies
Equity
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2015	—			—			—
Common stock, $0.01 par value; 500,000,000 shares authorized, 31,306,782 shares issued and outstanding as of June 30, 2015 and 45,506,782 shares issued and outstanding as of June 30, 2015 on a pro forma basis	313			313	142	(15)	455
Additional paid-in-capital	246,701			246,701	164,983	(15)	411,684
Cumulative distributions in excess of earnings	(138,728)			(138,728)			(138,728)

Total equity	108,286			108,286	165,125		273,411

Total liabilities and equity	$511,176	$(10,000)		$501,176	$178,425		$679,601

See accompanying notes to unaudited pro forma balance sheet.

CARETRUST REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

Pro Forma Adjustments—Statement of Operations

(1)	Reflects the additional amount of rental income from subsidiaries of Ensign that would have been payable to CareTrust pursuant to the Ensign Master Leases (had they been in effect for the period) for properties of Ensign Properties, the predecessor of CareTrust, that were previously leased under intercompany lease agreements.

(2)	Represents the adjustment to depreciation expense for certain equipment, furniture and fixtures that were not transferred to CareTrust. Depreciation expense for equipment, furniture and fixtures is calculated on a straight-line basis over its estimated useful life, which is generally five years.

(3)	The pro forma adjustment represents the difference between the pro forma amount based on the below amounts and the historical amount:

Pro Forma For the Year Ended December 31, 2014
The Notes	$15,275
Unused revolving credit facility fee	750
Mortgage notes	5,470
Amortization of new and existing loan fees	2,212
Loss on settlement of interest rate swap	1,661

Interest expense	$25,368

The loss on settlement of interest rate swap resulted from the early retirement of the senior secured term loan that was paid off at the Spin-Off.

(4)	Reflects the rental income from the Recent Acquisitions.

(5)	Reflects depreciation expense on the Recent Acquisitions. Depreciation expense for real estate investments is calculated on a straight-line basis over its estimated useful life, which is generally 40 years.

(6)	Reflects additional interest due to amounts borrowed to fund the Recent Acquisitions.

(7)	Reflects the rental income from the Liberty Acquisition.

(8)	Reflects depreciation expense on the Liberty Acquisition. Depreciation expense for real estate investments is calculated on a straight-line basis over its estimated useful life, which is generally 40 years.

(9)	Reflects additional interest expense due to amounts borrowed under the New Credit Facility to fund a portion of the Liberty Acquisition.

(10)	Reflects the additional shares issued as a result of this offering.

Pro Forma Adjustments—Balance Sheet

(11)	Reflects the purchase of the Recent Acquisitions.

(12)	Reflects repayment of all amounts outstanding under the Existing Credit Facility with borrowings under the New Credit Facility of approximately $25.0 million and cash on hand.

(13)	Reflects the purchase of the Liberty Acquisition.

(14)	Reflects additional amounts borrowed to fund a portion of the Liberty Acquisition.

(15)	Reflects the common stock offering of 14,200,000 shares (based upon the last sale price of our common stock of $12.31 per share on August 7, 2015) net of costs of the offering.